UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2014, PMFG, Inc. (the “Company”) entered into a severance agreement (the “Severance Agreement”) with John Conroy in connection with his promotion to Executive Vice President, Americas Process Products. The Severance Agreement amends and replaces a similar agreement entered into between the Company and Mr. Conroy in 2013.

The Severance Agreement provides for a two-year term and will be automatically extended for an additional year unless notice is provided by either party to the other at least 90 days prior to each anniversary date of the Severance Agreement. The Severance Agreement also provides that Mr. Conroy is and remains an at-will employee and may be terminated at any time with or without “cause”, as that term is defined in the Severance Agreement. If Mr. Conroy is terminated without cause prior to a Change in Control (as defined in the Severance Agreement) and he executes a general release of claims in favor of the Company, the Company will be obligated to pay a severance payment equal to 12 months of his base salary at the highest rate in effect during the term of the Severance Agreement. He also will be entitled to receive the amount earned, if any, of his annual cash bonus payment, which will be pro-rated as of the termination date. He also will be entitled to the accelerated vesting of equity awards which would have otherwise vested within one year of the termination date.

In the event that Mr. Conroy is terminated without cause following a Change of Control (as defined in the Severance Agreement) and executes a general release of claims in favor of the Company, the Company will be obligated to pay a severance payment equal to 18 months of his base salary at the highest rate in effect during the term of the Severance Agreement. He will also be entitled to receive any earned by unpaid annual cash bonus payment, which will be paid at the “target” level. He will also be entitled to the accelerated vesting of equity awards.

The Severance Agreement also contains provisions prohibiting Mr. Conroy during the period of employment and for one year after his employment with the Company and its affiliates ends from engaging in certain competitive activities.

The Severance Agreement is in the same form used for the Company’s other executive vice president.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the form of Severance Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of Severance Agreement between PMFG, Inc. and certain Executive Officers (filed as Exhibit 10.4 to the Current Report on Form 8-K filed by PMFG, Inc. on July 24, 2013 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Executive Vice President and Chief Financial Officer

Date: March 21, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Severance Agreement between PMFG, Inc. and certain Executive Officers (filed as Exhibit 10.4 to the Current Report on Form 8-K filed by PMFG, Inc. on July 24, 2013 and incorporated herein by reference).